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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 20, 2005


                                KCS ENERGY, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-13781                   22-2889587
(State or other jurisdiction of      (Commission               (IRS Employer
       incorporation)                File Number)            Identification No.)



   5555 SAN FELIPE ROAD, SUITE 1200
           HOUSTON, TEXAS                                          77056
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (713) 877-8006


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         In connection with the acceleration of its drilling program during the first half of 2005, KCS Energy, Inc ("KCS") has utilized its revolving bank credit facility to finance its short-term working capital requirements. As previously reported, at March 31, 2005, KCS had borrowings under the facility of $13.0 million. During the second quarter of 2005, outstanding borrowings under the facility reached a high of $20.5 million on June 20. On June 30, 2005, there was $15.0 million outstanding under the facility. KCS anticipates routine borrowings under the revolving bank credit facility during the third quarter of 2005 to finance its short-term working capital requirements.

         A brief description of the material terms of the revolving bank credit facility, including its terms of payment, is included in Note 7 to the consolidated financial statements of KCS contained in KCS' quarterly report on Form 10-Q filed on May 10, 2005 and such description is incorporated herein by reference. The bank credit facility contains various restrictive covenants, including minimum levels of liquidity and interest coverage. The bank credit facility also contains other usual and customary terms and conditions of a conventional borrowing base facility, including prohibitions on a change of control, prohibitions on the payment of cash dividends, acceleration upon the occurrence of an event of default, restrictions on certain other distributions and restricted payments, and limitations on the incurrence of additional debt and the sale of assets. As of June 30, 2005, KCS was in compliance with all covenants under the bank credit facility.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KCS ENERGY, INC.


Date: July 5, 2005                      /s/ Frederick Dwyer
                                        ----------------------------------------
                                        Frederick Dwyer
                                        Vice President, Controller and Secretary